GATELY & ASSOCIATES, LLC
1248 woodbridge Court
Altamonte Springs, Florida  32714
(407) 341-6942

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our audited financial statements as of September 30, 2002 and December 31, 2001 and our report dated November 1, 2002 for the nine months ended September 30, 2002 and our report dated March 6, 2002 regarding year end audited financial statements for December 31, 2001 and 2000 in this Registration Statement on Form SB-2 of Jitsource, Inc.

We also consent to the references to us under the heading "Experts" in such document.

/s/   Gately & Associates,LLC

Gately & Associates, LLC
Certified Public Accountants
Orlando, Florida

December 6, 2002